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                                                                  Exhbibit 10.54

                                     LEASE

STATE OF ALABAMA
COUNTY OF MOBILE

     This Lease made this 30th day of April, 1997, between Augustine Meaher, Jr., Robert H. Meaher, individually and as Executor of the Estate of R. Lloyd Hill, Joseph L. Meaher, and Augustine Meaher, III, hereinafter called Lessor and SPRINT INDUSTRIAL SERVICES, INC., hereinafter called Lessee.

     Lessee's address: P.O. BOX 19129
                       HOUSTON, TX  77224

     All Lessors are married persons except Joseph L. Meaher, unmarried.

     WITNESSETH: That the Lessor hereby leases to the Lessee and the Lessee hereby rents from the Lessor the following described land in the County of Mobile, Alabama, to-wit:

          Commencing at the intersection of the East right-of-way line of Telegraph Road with the North right-of-way line of Woodland Avenue as established by Alabama Highway Department Project No. HES 7530 (9); thence N-89 degree 09'26"-E and along the North right-of-way line of Woodland Avenue, projected Westwardly, 33.56 feet to a point being marked by a 6" x 6" concrete monument; thence continue N-89 degree 09'26"-E and along the North right-of-way line of Woodland Avenue,
          146.08 feet; thence N-10 degree 45'19"-W 354.49 feet to the POINT OF BEGINNING, said point being the Southwest corner of Lot 10, Block 2, "PLAT (NO. 1) ONE OF WOODLAND PARK", as recorded in Deed Book 107, Page 282 in the Office of the Judge of Probate, Mobile County, Alabama; thence continue N-10 degree 45'19"-W and along the West line of Lots 10, 11 and 12, Block 2 of said "WOODLAND PARK", 330.00 feet to the Northwest corner of said Lot 12, Block 2; thence N-89 degree 03'35"-E and along the North line of said Lot 12 and an eastward projection thereof, 197.59 feet to a point; thence S-10 degree 45'19"-E, 330.00 feet; thence S-89 degree 03'35"-W, 197.59 feet to the
          Point of Beginning. Containing 1.48 acres more or less and being ALL of LOTS 10, 11 and 12, BLOCK 2 and that portion of the West 1/2 of First Avenue (22.50 feet) lying East of and adjacent to said LOTS 10, 11 and 12, BLOCK 2 of said "WOODLAND PARK"; and as more particularly shown as Parcel






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          "B" on plat by Bedsole Surveying Company dated 9/9/91 and which is marked Exhibit "A" and attached hereto for reference;

for occupation for any legitimate purpose, for and during the term of 24 months, to-wit from the lst day of May, 1997, to the 30th day of April, 1999.

     The Lessee agrees to pay a monthly rental of $600.00 per month for said land, payable in advance on the first day of each month, said rental to be paid at the office of Gloria Davis, P.O. Box 245, Satsuma, AL 36572, or at such other place as may be designated in writing by the Lessor. In the event Lessee fails to pay said rent within ten days after the due date, then Lessee shall pay Lessor a late fee of 10% of the monthly rent. TIME IS OF THE ESSENCE.

     Lessor shall assess and pay all ad valorem taxes levied or assessed against said property and Lessee shall reimburse Lessor for all taxes, assessments and charges of every kind or nature levied or assessed against said property and the improvements thereon, specifically including public improvement assessments and Lessee shall likewise reimburse Lessor for any rent tax or gross proceeds tax applicable to the rent payable hereunder; it is the intent of the parties that the rental set forth herein be the NET rental to the Lessor. After payment of any such tax or assessment, Lessor shall promptly submit to Lessee a statement showing the amount of each such tax and assessment and Lessee shall reimburse Lessor within thirty (30) days of receipt of such statement.

     All such taxes and assessments for both the initial and final year of this lease shall be prorated so that Lessee shall reimburse Lessor only for those taxes and assessments attributable to the period of time that this lease is in full force and effect.

     Lessee agrees to obtain insurance commonly known as Commercial General Liability Insurance in the sum of at least $500,000.00 on the leased premises and which policy shall name Lessors herein as additional insured; Lessee shall promptly furnish to Lessor a Certificate of Insurance confirming the aforesaid insurance coverage and shall maintain said insurance in full force and effect during the entire lease term.

     Lessor agrees to furnish to Lessee no later than May 1, 1997 a report of an environmental survey of the property confirming that the above-described property contains no underground storage tanks and in all ways complies with the regulations of the Environmental Protection Agency and the Alabama Department of Environmental Management. Lessee agrees that no later than 7 days prior to the expiration of this lease that Lessee shall furnish to Lessor an environmental survey made no sooner than 30 days prior to the expiration of this lease showing that the above-described property contains no underground storage tanks and in all ways complies with the regulations of the Environmental Protection Agency and the Alabama Department of Environmental Management.





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     Lessee has made a visual inspection of the property prior to the first day of the term of this lease and acknowledges that said property is leased in its "as is" condition without any warranty by Lessor of any kind or nature with respect to the condition of the property.

     Lessee, at its expense, will make improvements upon said property. Lessor shall have a lien for all rent which shall become due during the term of this lease and upon said improvements. Lessee shall have no right to remove any improvement made by Lessee on said property.

     Lessee further covenants and agrees that if a petition in bankruptcy be filed by or against the said Lessee or an assignment be made for the benefit of Lessee's creditors, or a receiver be appointed, or should the Lessee violate any other condition of this lease, then in such case, or upon the happening of any one or more of such cases, the whole rent for the whole term of this lease shall at once become due and payable, and the Lessor may proceed by attachment, suit or otherwise to collect the whole rent in the same manner, as if by the terms of this lease the whole rent for the entire term were payable in advance.

     Should the Lessee fail to pay rents as they fall due as aforesaid, or violate any of the conditions of this lease, or should the Lessee be adjudged bankrupt, or should a receiver be appointed or should execution or other process be levied upon the interest of the Lessee in this lease or the property of the Lessee upon the leased premises, the Lessor shall have the right at Lessor's option, to re-enter said premises and terminate this lease. Such re-entry shall not bar the recovery of rent or damages for breach of covenant, nor shall the receipt of rent after conditions broken be deemed a waiver of forfeiture. And in order to entitle the Lessor to re-enter it shall not be necessary to give notice of rent being due and unpaid, or of other conditions broken, nor to make demand for rent, the execution of this lease, signed by the parties thereto, which signing is hereby acknowledged, being sufficient notice of the rents being due and a demand for the same, and shall be so construed, any law, usage or custom to the contrary, notwithstanding.

     Should Lessor elect to terminate this lease for breach thereof by the Lessee, then Lessor or Lessor's agent shall give a fourteen day written notice of termination to Lessee which notice shall terminate this lease and likewise terminate Lessee's right to occupy the demised premises and Lessee shall be entitled to no further notice from Lessor; such written notice of termination may be given to Lessee by mail, by personal delivery to Lessee, by delivery to a member of Lessee's household on said premises, by delivery to an employee or agent of Lessee on said premises, or by conspicuously posting such notice of termination on the premises leased herein.

     Nothing contained herein shall be construed as a warranty that said premises are fit or suitable for the use and purpose for which they are leased. The Lessee further covenants with the Lessor that the furniture, goods and effects which will be brought upon said premises shall be owned by the Lessee. If the Lessee vacates these premises before the end of the said term, without written consent of the Lessor, the Lessor has the right at the Lessor's option to re-enter and let said premises





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as the agent of the Lessee herein named, and such re-entry and re-letting shall not discharge this Lessee from liability for rent nor from any other covenant herein contained and to be kept by this Lessee.

     In the event of employment of any attorney for the collection of any amount due hereunder, or for the institution of any suit for possession of said property, or for advice or service incident to the breach of any other condition of this lease by the Lessee, or on account of bankruptcy proceedings by or against Lessee, or legal process being issued against the furniture and effects of the Lessee, located upon the leased premises, or the leasehold interest of the Lessee, the Lessee agrees to pay and shall be taxed with a reasonable attorney's fee, which fee shall be a part of the debt evidenced and secured by this lease.

     And as a part of the consideration of this lease, and for the purpose of securing to the Lessor prompt payment of said rent as hereby stipulated or any costs or fees or damages that the Lessor may suffer, either by the failure to surrender quiet and peaceable possession of said premises as aforesaid, or for any damages whatsoever which may be awarded the Lessor under this lease, the Lessee hereby waives all rights which Lessee may have under the Constitution and Laws of the State of Alabama or any other State of the United States, to have any personal property of the Lessee exempt from levy or sale or other legal process.

     Where the rent under this lease is payable in Monthly, or other installments, in advance, and there is a default by the Lessee entitling the Lessor to repossess said property amicably or by legal proceedings, the rent for the unexpired term of said installment period, shall be due and payable as liquidated damages for the breach of the conditions of this lease.

     It is understood and agreed that no part of said premises shall be used for any illegal purposes. Lessee covenants and agrees to leave the leased premises near and free of debris, toxic or hazardous substances or underground storage tanks of any type upon the termination of this lease and agrees that this land shall not be used for the storage of trash, junk or disabled motor vehicles. Any property left upon the demised premises at the termination of this lease shall be deemed abandoned property. Should Lessee fail to leave the demised premises free of junk and debris, toxic or hazardous substances or underground storage tanks of any type, then Lessee shall pay Lessor the reasonable cost of cleaning up the leased premises.

     Lessee shall not commit or suffer to be committed on the leased premises the discharge of any "Hazardous Substances" or "Hazardous Wastes" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. 9601(14), pollutants or contaminants as defined in CERCLA, 42 U.S.C. 9604(a)(2), or hazardous wastes as defined in the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6903(5), or other similar applicable federal or state laws and regulations, including, but not limited to, asbestos, PCBs and urea formaldehyde, and such hazardous substances or hazardous wastes will





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not be released or discharged over, beneath, or on the leased premises, or on or in any structures located on the leased premises from any source whatsoever by Lessee, its successors or assigns in the leased premises or any other person, including subtenants of Lessee. Lessee shall not construct or permit to be constructed on the property any underground tanks or vessels.

     Lessee acknowledges that it is Lessee's responsibility to make certain that Lessee's use of the above-described property is strictly in accord with the provisions of 42 U.S.C.A. 12101, et seq., being entitled as an act for "Equal Opportunity for Individuals with Disabilities."

     Lessee hereby agrees to defend, indemnify and hold Lessor harmless of and from any and all losses, damages, claims, costs, fees, penalties, charges, taxes, fines or expenses including attorney's fees and legal assistants' fees, arising out of any claim asserted by any person, entity, agency, organization or body against Lessor, as a result of breach of Lessee's covenants, warranties and representations contained in this Lease with regard to "Hazardous Substances" or Hazardous Wastes. This indemnity includes, but is not limited to, any losses, damages, claims, costs, fees, penalties, charges, assessments, taxes, fines or expenses, including reasonable attorney's fees under CERCLA, under RCRA, or under RRMA. This indemnity is in addition to and is not to be construed as a limitation of any other indemnity under this lease. Provided, however, Lessee shall not be responsible for any losses, damages or claims associated with preexisting Hazardous Substances or Hazardous Wastes located on the leased premises.

     Lessee agrees to indemnify the Lessor against and hold Lessor harmless from any and all claims, demands, liabilities, lawsuits and expenses for or on account of any injury to any person, or any death at any time resulting from such injury to any person, or any death at any time resulting from such injury, or any damage to any property, which may arise (or which may be alleged to have arisen) cut of or in connection with the use or occupancy of the demised promises by Lessee, Lessee's guest, agents, servants and employees, even though such injury, death or damage may be (or may be alleged to be) attributable to the negligence or other fault on the part of the Lessor or Lessor's agents or employees.

     If the whole of the demised premises shall be taken by Federal, State, County, City, public utility, or other authority for public use or under any statute, or by right of eminent domain, then when possession shall be taken thereunder of said premises, the term hereby granted and all rights of the Lessee hereunder shall immediately cease and terminate, and the Lessee shall not be entitled to any part of any award that may be made for such taking, nor to any damages therefor except that the rent shall be adjusted as of the date of such termination of the lease. If but a part of the demised premises be taken by right of eminent domain, this lease shall continue in full force and effect, as to the property remaining, and provided such property remaining is capable of continued enjoyment by the Lessee for the uses and purposes provided for hereunder, and the Lessee shall not be entitled to any award that may be made for such taking; nor shall such taking constitute a termination of this





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lease, or a constructive eviction of Lessee.  However, the rent payable hereunder shall be adjusted as the time of such taking to equitably reflect the change in the size said remaining property.

     The terms of this lease have been between the parties hereto and are understood by both Lessor and Lessee. No Assignment by Lessee of any of Lessee's rights hereunder shall be valid without the express, written consent of Lessor, which consent Lessor agrees shall not be unreasonably withheld. Lessee acknowledges that in the event of any Assignment by Lessee that Lessee shall remain secondarily liable for all obligations of Lessee under the of this lease.

     All rents having been paid during the term of this lease and all conditions of this lease having been compiled with the Lessee shall have the option to renew lease for an additional term of sixty (60) months from the first day of May, 1999 to the 30th day of April, 2004 upon giving Lessor at least ninety (90) days written notice in advance of Lessee's intention to so renew; all terms and conditions of the renewal shall be the same as herein provided except the monthly rental during said renewal shall be the Rent for the previous term multiplied by the "CPI Multiplier" as defined below.

     DETERMINATION OF CPI MULTIPLIER:

     A. The "CPI Multiplier" shall be based upon the "CPI," which is the Consumer Price Index for All Urban Consumers, U.S. City Average for All Items (Index period: 1982-84 = 100), as published without seasonal adjustment by the United States Department of Labor, Bureau of Labor Statistic ("Bureau"). If, from time to time at any time after the date of this Lease, the Bureau of Labor Statistics changes it procedure for calculating the CPI or the index period for the CPI, all CPI's used herein shall be determined using the Bureau's revised CPI.

     B. The CPI Multiplier shall equal the CPI for the month immediately preceding the First month of the renewal term divided by the CPI for the first month of the preceding term.

     Lessor shall calculate the amount of any such increase promptly after the CPI for said period is published, at which point Lessee shall have thirty (30) days in which to verify Lessor's calculation and promptly thereafter Lessee shall either supplement its rental payment said calculation or shall furnish Lessor the Lessee's calculation of the rental adjustment and the parties shall attempt to reconcile their calculations among themselves, but if unable to do so, then Lessor and Lessee shall each employ a Certified Public Accountant to calculate the correct annual adjustment and the two Accountants shall jointly calculate the disputed annual adjustment. This renewal term shall be known as the Second Term of Lease.





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     This lease shall inure to the benefit of and bind the heirs, executors, administrators, successors and assigns of the Lessors and shall inure to the benefit of and bind the heirs, executors, administrators and assigns of the Lessee.

     IN TESTIMONY WHEREOF, we have hereunder set our hands in duplicate each of which shall be considered an original, the day and year first above written.


                                     LESSEE:

                                             SPRINT INDUSTRIAL SERVICES, INC.


                                             By:  /s/ J. W. O'Neil
                                                  ----------------------------
                                             J.W. O'NEIL
                                             Its:  President


/s/ Augustine Meaher, Jr.                    /s/ Robert H. Meaher
--------------------------------             ---------------------------------
AUGUSTINE MEAHER, JR.     Lessor             ROBERT H. MEAHER, individually
                                             and as Executor of the Estate
                                             of R. Lloyd Hill
                                                                        Lessor


/s/ Joseph L. Meaher                         /s/ Augustine Meaher, III
--------------------------------             ---------------------------------
JOSEPH L. MEAHER          Lessor             AUGUSTINE MEAHER, III      Lessor




THE INSTRUMENT PREPARED BY:
AUGUSTINE MEAHER, III
2118 FIRST NATIONAL BANK BLDG.
MOBILE, ALABAMA 36602
(334) 432-9971
AMIII FILE #1115.33 (19-1)





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